HTG Molecular Diagnostics, Inc. 3430 E. Global Loop, Tucson, AZ 85706 1-877-289-2615 www.htgmolecular.com

Exhibit 99.1

FOR IMMEDIATE RELEASE

HTG Announces Certain Preliminary 2022

Unaudited Financial Results

Preliminary full year 2022 unaudited revenue of $6.4 million

Cash and cash equivalents of $12.2 million as of December 31, 2022

TUCSON, Ariz., January 6, 2023 -- HTG Molecular Diagnostics, Inc. (Nasdaq: HTGM) (HTG), a life science company advancing precision medicine through its innovative transcriptome-wide profiling and advanced medicinal chemistry technology, today announced certain preliminary, unaudited financial results for the year ended December 31, 2022.

Total revenue for the full year 2022 is expected to be approximately $6.4 million, including approximately $2.7 million of HTG Transcriptome Panel (HTP) revenue representing 42% of our total revenue. Cash and cash equivalents are approximately $12.2 million as of December 31, 2022.

“While our full year revenue did not show the level of recovery anticipated in 2022, we believe that our Q4 and full year results reflect positive trends,” said John Lubniewski, CEO of HTG. “First, we are encouraged to see revenue grow by nearly 95% from the third quarter to the fourth quarter of 2022. This revenue includes both orders from customers who have previously adopted our technology and are regularly reordering kits and services, as well as orders from new customers. The year-over-year revenue also reflects an increase from 2021 to 2022 of $1.3 million of HTP revenue, demonstrating growing demand for this potentially transformational product. Second, our preliminary cash and equivalents position shows a strengthened balance sheet. Considering recent revenue performance in our profiling business, we are focused on right-sizing this business, increasing efficiencies and minimizing spend without jeopardizing our ability to generate higher levels of profiling revenue or impacting our drug discovery milestones. As we look toward the rest of 2023, we are hopeful a leaner profiling business will continue to provide value to our customers, driving quality revenue and further adoption of our technology while supporting our therapeutics initiative.”

The preliminary results set forth above are unaudited, are based on management’s initial review of the company’s results as of and for the year ended December 31, 2022 and are subject to revision based upon the company’s year-end closing procedures and the completion and external audit of the company’s year-end financial statements. Actual results may differ materially from these preliminary unaudited results as a result of the completion of year-end closing procedures, final adjustments and other developments arising between now and the time that company’s financial results are finalized, and such changes could be material. In addition, these preliminary unaudited results are not a comprehensive statement of the company’s financial results for the year ended December 31, 2022, should not be viewed as a substitute for full, audited financial statements prepared in accordance with generally accepted accounting principles, and are not necessarily indicative of the company’s results for any future period.

The company expects to announce full 2022 financial results in advance of its quarterly conference call in March 2023.

About HTG:

HTG is accelerating precision medicine from diagnosis to treatment by harnessing the power of transcriptome-wide profiling to drive translational research, novel therapeutics and clinical diagnostics across a variety of disease areas.

Building on more than a decade of pioneering innovation and partnerships with biopharma leaders and major academic institutes, HTG’s proprietary RNA platform technologies are designed to make the development of life science tools and diagnostics more effective and efficient and to unlock a differentiated and disruptive approach to transformative drug discovery. For more information visit www.htgmolecular.com.

Forward-Looking Statements:

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expected revenue and other expected financial results as of and for the year ended December 31, 2022; HTP being a potentially transformative product; our focus on pursuing operational efficiencies and minimizing spend; and our hope that a leaner profiling business will continue to provide value to our customers, driving quality revenue and further adoption of our technology while supporting our therapeutics initiative. Words such as “preliminary,” “hope,” “expects,” “will,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon management’s current expectations, estimates and projections about our business, and are subject to a number of known and unknown risks, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, risks related to preliminary financial results as described above and risks related to our business. These and other factors are described in greater detail in our filings with the SEC, including under the “Risk Factors” heading of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, as filed with the SEC on November 10, 2022. All forward-looking statements contained in this press release speak only as of the date on which they were made, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:

Ashley Robinson

LifeSci Advisors

Phone: (617) 430-7577

Email: arr@lifesciadvisors.com